Exhibit 10.2

SPONSORSHIP AGREEMENT

THIS SPONSORSHIP AGREEMENT (“Agreement”) is made and entered into this 31st day of December 2025 for a Term that begins on January 1, 2026 (“Effective Date”) between True Speed Enterprises, Inc., (“TSE”), and American Rebel Holdings, Inc. (“Sponsor”).

WHEREAS TSE is wholly owned by Anthony W. Stewart (AWS)

WHEREAS Tony Stewart Racing Nitro LLC (TSRN) is a wholly owned subsidiary of TSE

WHEREAS Tony Stewart Racing Enterprises LLC (TSRE) is a wholly owned subsidiary of TSE

WHEREAS Eldora Speedway, Inc (ELDORA) is wholly owned by Anthony W. Stewart

WHEREAS AWS grants TSE to the right in transact on behalf of ELDORA within this Agreement

WHEREAS TSRN owns and operates a Top Fuel TSE and Funny Car TSE competing full-time with the NHRA

WHEREAS TSRE owns and operates a sprint car TSE competing full-time with the High Limit Racing Series

WHEREAS ELDORA owns and operates an oval dirt track in Rossburg, OH

WHEREAS Sponsor desires to enter into a sponsorship agreement with TSE, TSRN, TSRE and ELDORA

WHEREAS Sponsor, who manufactures and markets American Rebel Light branded beer, desires to enter into an agreement under which TSE will provide certain promotions rights to Sponsor in exchange for the Sponsorship Fee (hereinafter defined).

NOW, THEREFORE, in consideration of the mutual promises contained herein and the mutual benefits to be derived there from, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.	Sponsorship. In consideration of the Sponsorship Fees contained herein, during the Term, Sponsor shall receive the benefits (“Sponsorship Benefits”) set forth on Exhibit A, attached hereto and incorporated herein.

2.	Term: Subject to earlier termination as provided herein, the term of this Agreement shall commence as of the Effective Date and shall continue through December 31, 2026 (“Term”).

3.	Compensation; Preferred Stock Issuance; Registration Rights:

a.	Sponsor shall pay TSE total consideration of $750,007.50 for the Sponsorship Benefits. Such consideration shall be paid in shares of Sponsor’s Series D Convertible Preferred Stock, valued at $7.50 per share (the “Preferred Stock”), to be fully issued upon execution of this Agreement. Each share of Preferred Stock is convertible into 5 shares of Sponsor’s common stock. Sponsor shall issue the shares of Preferred Stock as follows: 63,334 shares of Preferred Stock (valued at $475,005.00) shall be issued in the name of True Speed Enterprises, Inc.; and 36,667 shares of Preferred Stock (valued at $275,002.50) shall be issued in the name of Eldora Speedway Inc.

b.	The shares of Preferred Stock to be issued as consideration for the Sponsorship Benefits will be structured in such a manner that in no event shall TSE be deemed to beneficially own (together with TSE’s Affiliates) more than 4.99% of the Sponsor’s outstanding shares of Common Stock. For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder

c.	Sponsor shall file a registration statement on Form S-1 with the Securities and Exchange Commission within ten (10) business days of the execution of this Agreement, registering the resale of the Common Stock underlying the Preferred Stock issued hereunder. Sponsor shall use its best efforts to cause any such registration statement to be declared effective as promptly as reasonably practicable and to maintain the effectiveness of such registration for as long as required by applicable law.

4.	Category Exclusivity. Sponsor shall be exclusive in relation to the beer category.

5.	Intellectual Property. The licenses granted in this Section 5 are solely for advertising and promotion; the procedure for Licensed Products sales and distribution of Premiums are detailed in Section 6 below..

a.	License to Use TSE Marks. TSE hereby grants Sponsor a non-exclusive and non-transferable license to use the TSE Marks on a royalty-free basis, exclusively for the purpose of promoting Sponsor’s affiliation with TSE in advertising, promotional activities or materials. For purposes of this Agreement, the term “TSE Marks” will mean the trademarks, service marks, tradenames, copyrights, logos, slogans and other identifying symbols and indicia of TSE, TSRN, TSRE and ELDORA. Notwithstanding anything to the contrary herein, the TSE Marks will remain the property of the TSE. All use of TSE Marks by Sponsor must be pre-approved by TSE. Sponsor shall not have any rights to produce and sell merchandise with the TSE Marks.

b.	License to Use Sponsor Marks. Sponsor hereby grants TSE a non-exclusive and non-transferable license to use the Sponsor Marks (as defined below), on a royalty-free basis, for the purpose of promoting Sponsor’s sponsorship of the TSE in advertising. For purposes of this Agreement, the term “Sponsor’s Marks” will mean those Sponsor trademarks, service marks, tradenames, copyrights, logos, slogans and other identifying symbols and indicia, which are owned by the Sponsor. Notwithstanding anything to the contrary herein, the Sponsor’s Marks will remain the property of the Sponsor. All uses of Sponsor’s Marks in connection with the TSE will be in the form and format specified by the Sponsor. TSE will not use the Sponsor’s Marks without the prior, express, written consent of the Sponsor. Notwithstanding the foregoing, TSE will not use Sponsor’s Marks in a manner that would impair the validity or enforceability of Sponsor’s Marks, harm the reputation of the Sponsor, or in any way disparage or dilute Sponsor’s Marks. TSE recognizes the goodwill attached to the Sponsor’s Marks belonging to the Sponsor and agrees that it shall not use the Sponsor’s Marks in such a manner that confusion may arise in the public mind as to the products or services for which the license being set forth herein is being granted. All uses of Sponsor’s Marks by TSE will inure to the sole benefit of Sponsor. Upon expiration or termination of this Agreement for any reason, TSE will immediately cease any and all use of Sponsor’s Marks and will destroy or return to Sponsor all material in its possession which contain any of Sponsor’s Marks. TSE shall have the right to utilize Sponsor’s Marks on merchandise sales on a royalty-free basis

6.	Licensed Products & Premiums. Only licensees party to a written license agreement with TSE are authorized to create Licensed Products. For purposes of this Agreement, the term “Licensed Products” shall mean goods, services and other products (e.g., souvenir and novelty items, apparel, toys and replica die-casts) displaying Sponsor Marks with TSE Marks.

a.	Sponsor Trademarks on Licensed Products. Sponsor hereby grants TSE the exclusive right during the Term and for 180 days thereafter to license, sublicense, advertise, promote, manufacture, distribute and sell Licensed Products. Other than Sponsor Trademarks or any modifications, deviations therefrom, all artwork and designs created by the TSE or its licensees and used in combination with the TSE Trademarks are the property of TSE.

b.	Territory & Royalties. The territory for the licenses granted in Sections 5 and 6 is all the countries of the world. Sponsor will not receive royalties or other consideration from the sale of Licensed Products, other goods or any other licenses granted herein.

7.	Confidentiality. Either party may disclose or make available (the “Disclosing Party”) to the other party (the “Receiving Party”), whether orally or in physical form, confidential or proprietary information concerning the Disclosing Party and/or its business, products, services, marketing, promotional or technical information in connection with this Agreement (collectively, the “Confidential Information”). During the Term, except as otherwise required by applicable law, each party and their respective agents, employees, and representatives agree that: (a) it will use the Confidential Information of the Disclosing Party solely for the purpose(s) of this Agreement; and (b) it will not disclose in any way any terms of this Agreement to any third party (other than the Receiving Party’s employees and/or professional advisors on a need-to-know basis who are bound by obligations of nondisclosure and whose limited use is at least as stringent as those contained herein) without first obtaining the Disclosing Party’s written consent. For purposes hereof, Confidential Information will not include information: (a) which was previously known to Receiving Party; (b) which was acquired by Receiving Party from a third party which was not, to the Receiving Party’s knowledge, under an obligation to Disclosing Party not to disclose such information; (c) which is or becomes publicly available through no breach by Receiving Party of this Agreement; or (d) which Disclosing Party gave written permission to Receiving Party for disclosure.

The Receiving Party will protect the Confidential Information in the same manner that it protects the confidentiality of its own proprietary and confidential information and materials of like kind, but in no event less than a reasonable standard of care. When applicable, the Receiving Party will take any steps required to avoid inadvertent disclosure of materials in its possession. The Receiving Party is responsible for any breach of the confidentiality provisions of this Agreement by its employees and/or professional advisors. In the event the Receiving Party receives a subpoena or other validly issued administrative or judicial process demanding the Confidential Information, the Receiving Party will give the Disclosing Party prompt written notice of any disclosure of the Agreement terms that, in the opinion of its counsel, appears to be required by law, so that the Disclosing Party may assert any defenses to disclosure that may be available. Upon request by the Disclosing Party, the Receiving Party will return all copies of any Confidential Information to the Disclosing Party. Confidential Information disclosed by the Disclosing Party to the Receiving Party will at all times remain the property of the Disclosing Party. No license under any trade secrets, copyrights, or other rights is granted under this Agreement or by any disclosure of Confidential Information under this Agreement. For Confidential Information that does not constitute “trade secrets” under applicable law, these confidentiality obligations will expire three (3) years after the termination of expiration of this Agreement.

8.	Termination; Additional Compensation.

a.	Either party may terminate this Agreement in the event of a material breach by other party within a period of thirty (30) calendar days after receipt of written notice specifying the breach, if the breach is not cured within such thirty (30) day time period. If TSE has committed or permitted a material breach and Sponsor terminates this Agreement, then TSE (i) shall refund to Sponsor the pro-rata portion of Sponsorship Fees paid by Sponsor prior to the date of termination in the respective year in which the TSE has committed or permitted a material breach; pro-rata portion shall be dictated by the number of events on TSE’s schedule in the respective year that have occurred and the number of events that have not occurred when the TSE committed or permitted a material breach; refund of Sponsorship Fees are only applicable to those events that have not occurred when the TSE committed or permitted a material breach.

b.	Either party may terminate this Agreement immediately upon notice to the other party in the event the other party makes an assignment for the benefit of creditors, files an involuntary petition in bankruptcy or is adjudicated bankrupt or insolvent, has a receiver appointed for any portion of its business or property, or has a trustee in bankruptcy or trustee in insolvency appointed for it under federal or state law.

c.	In the event Sponsor (i) fails to register the shares of Common Stock underlying conversion of the Preferred Stock within sixty (60) days of the date of this Agreement; and/or (ii) Sponsor’s Common Stock is suspended from trading for more than five (5) trading days or delisted from the NASDAQ; Sponsor shall issue TSE, or its designees, an additional fully paid 30,000 shares of Preferred Stock (valued at $225,000.00) as additional consideration due to the occurrence of either of the above circumstances.

9.	Non-Disparagement. “Negative Behavior” shall mean any action or statement by TSE that brings TSE into public disrespect, contempt, scandal or ridicule, or that shocks or offends the community or any group or class thereof, or that reflects unfavorably on Sponsor or that reduces the commercial value of the Sponsor’s association with the TSE. TSE represents that there is no past Negative Behavior that would damage or embarrass Sponsor if made public and during the Term, TSE will not engage in Negative Behavior that would damage or embarrass Sponsor. TSE warrants that it shall render the Event required under this Agreement in a competent and professional manner to the best of its abilities and shall comply with all of the reasonable direction of TSE in connection with the performance of the Event required under this Agreement. TSE warrants that it shall report promptly for the Event and that it will generally comport at all times in accordance with the highest standards of conduct and behavior.

10.	No Partnership or Agency. Nothing in this Agreement shall be deemed to create any partnership, joint venture, joint enterprise or agency relationship among the parties, and no party shall have the right to enter into contracts on behalf of, to legally bind, to incur debt on behalf of, or to otherwise incur any liability or obligation on behalf of, the other party hereto, in the absence of a separate writing, executed by an authorized representative of the other party, specifically authorizing such action.

11.	Indemnification.

a.	TSE will defend Sponsor against all third party claims, and indemnify Sponsor for all losses and expenses (including reasonable attorney’s fees) arising in any way from: (a) the acts or omissions of TSE, its employees, or agents in their performance of this Agreement; (b) any claims arising from personal injury or death at the Event; or (c) any claims that the TSE Marks infringe a third party’s intellectual property right, as long as the TSE Marks have been used in the manner provided or approved by TSE.

b.	Sponsor will defend TSE against all third party claims, and indemnify TSE for all losses and expenses (including reasonable attorney’s fees) arising in any way from: (a) the negligence or willful misconduct of Sponsor, its employees, or agents in their performance of this Agreement; or (b) any claims that Sponsor’s Marks infringe a third party’s intellectual property rights, as long as the Sponsor’s Marks have been used in the manner approved by Sponsor.

c.	Whenever any party entitled to indemnification under this Agreement (the “Indemnified Party”) receives notice of any potential claim that might be subject to indemnification, that party will promptly notify the party obligated to indemnify (the “Indemnifying Party”). The Indemnifying Party will assume the defense of the claim through counsel designated by it and reasonably acceptable to the Indemnified Party. The Indemnifying Party will not settle or compromise any claim, or consent to the entry of any judgment, without written consent of the Indemnified Party, which will not be reasonably withheld. The Indemnified Party and its affiliates, employees, and representatives will cooperate with the Indemnifying Party in the defense of a claim. If the Indemnifying Party fails to assume the defense of the claim as soon as reasonably possible, and in any event, before the earlier of twenty (20) days after receiving notice of the claim or five (5) days before the date that an answer to a complaint (or its equivalent) is due, then the Indemnified Party may settle the claim on behalf of and at the risk and expense of the Indemnified Party.

12.	Insurance. During the Term of this Agreement, TSE shall maintain the insurance coverage in line with industry standards.

13.	Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Indiana, without regard to its conflict of law principles.

14.	Representations and Warranties. Each party represents, warrants, and covenants that: (a) it has full power and authority (including full corporate power and authority) to enter into this Agreement and to execute and deliver this Agreement and perform its obligations hereunder; (b) it is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation; (c) it has not entered into, and during the Term will not enter into, any agreement that would prevent it from complying with this Agreement; (d) neither the execution nor performance of this Agreement will conflict with, result in a breach of, or constitute a default under any contract, license, sublicense, franchise, permit, or agreement to which any party hereto is a party or by which is bound; and (e) neither the execution nor performance of this Agreement will knowingly violate any statute, regulation, rule, judgment, order, decree, stipulation, injunction, charge or other restriction of any government, governmental agency or court to which such party is subject to or any provision of the charters or bylaws of such party.

15.	Release, Discharge or Waiver. A party’s release, discharge, or waiver of any of this Agreement’s terms or conditions is effective only if in writing and signed by that party. A party’s specific waiver does not constitute a waiver by that party of any earlier, concurrent or later breach or default. No waiver occurs if a party either fails to insist on strict performance of this Agreement’s terms or pays or accepts money under this Agreement with knowledge of a breach.

16.	Force Majeure. Any delay in or failure by either party in performance of this Agreement shall be excused if and to the extent such delay or failure is caused by occurrences beyond the control of the affected party including, but not limited to, decrees or restraints of Government, acts of God, strikes, work stoppage or other labor disturbances, war or sabotage (each being a “Force Majeure Event”). The affected party will promptly notify the other party upon becoming aware that any Force Majeure has occurred or is likely to occur and will use its best efforts to minimize any resulting delay in or interference with the performance of its obligations under this Agreement.

17.	Notices. Any notice or report required under this Agreement will be given in writing by personal delivery, by certified or registered mail, return receipt requested, or by overnight courier, directed to the address of the party given below or to such other address as may be substituted by notice to the other party. All notices will be effective upon receipt.

If to TSE

True Speed Enterprises, Inc.

438 Southpoint Circle

Brownsburg, IN 46112

If to Sponsor:

American Rebel Holdings, Inc.

218 3rd Avenue North, #400

Nashville, TN 37201

18.	No Assignment. This Agreement may not be assigned by any of the parties without the prior written consent of the other parties. Any assignment made in violation of this paragraph is void. Nonetheless, Sponsor may assign all or part of Sponsor’s rights and obligations under this Agreement to any of Sponsor’s subsidiaries.

19.	No Intended Beneficiaries. Nothing in this Agreement is intended to inure to the benefit of any third party.

20.	Severability. If any term or provision of this Agreement is held by a court of competent jurisdiction to be indefinite, invalid, void or otherwise unenforceable, the remaining provisions will nevertheless continue in full force and effect.

21.	Headings. All headings are for reference purposes only and will not affect the meaning or interpretation of this Agreement in any way.

22.	Counterparts. This Agreement may be executed in two or more counterparts.

23.	Survival. The paragraphs of this Agreement that by their nature are intended to survive its expiration or termination, including, but not limited to, payment, confidentiality, indemnification, insurance, governing law, representations and warranties, and survival shall survive the expiration or any termination of this Agreement.

24.	Entire Agreement. This Agreement and the attached exhibits and schedules constitute the entire agreement between TSE and Sponsor and supersede all prior agreements, understandings and representations relating to the subject matter. This Agreement may only be amended, modified or supplemented by a written agreement signed by all parties.

25.	Investment Representations. TSE, on behalf of itself, True Speed Enterprises, Inc. and Eldora Speedway Inc., hereby represents and warrants to Sponsor:

a.	Investment Purpose. TSE, True Speed Enterprises, Inc. and Eldora Speedway Inc., are being issued the shares of Preferred Stock (the “Securities”) for its own account, respectively, and not with a present view towards the public sale or distribution thereof in a manner that would violate the Securities Act, except pursuant to sales registered or exempted from registration under the 1933 Act; provided, however, that by making the representations herein, the Seller does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time and in any quantity in accordance with or pursuant to a registration statement or an exemption under the 1933 Act. The Seller is acquiring the Securities hereunder in the ordinary course of its business. The Seller does not presently have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities.

b.	Accredited Investor Status. TSE is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D (an “Accredited Investor”).

c.	Reliance on Exemptions. TSE understands that the Securities are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Sponsor is relying upon the truth and accuracy of, and TSE’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of TSE set forth herein in order to determine the availability of such exemptions and the eligibility of TSE to acquire the Securities.

d.	Information. TSE and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Sponsor and materials relating to the offer and sale of the Securities which have been requested by TSE or its advisors. TSE and its advisors, if any, have been, and for so long as TSE holds the Securities, afforded the opportunity to ask questions of the Sponsor and to inspect the Sponsor’s books and records through review of the Sponsor’s public filings with the SEC. TSE has fully reviewed and analyzed the Sponsor’s public filings, including the risk factors and financial statements contained therein. Notwithstanding the foregoing, the Sponsor has not disclosed to TSE any material nonpublic information and will not disclose such information unless such information is disclosed to the public prior to or promptly following such disclosure to TSE. TSE understands that its investment in the Securities involves a significant degree of risk. TSE is not aware of any facts that may constitute a breach of any of the Sponsor’s representations and warranties made herein. TSE has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

e.	Governmental Review. TSE understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

f.	Transfer or Re-sale. TSE understands that (i) the sale or re-sale of the Securities has not been and is not being registered under the 1933 Act or any applicable state securities laws, and the Securities may not be transferred unless (a) the Securities are sold pursuant to an effective registration statement under the 1933 Act., which the Sponsor has agreed to file including TSE as a selling stockholder therein following Closing, (b) TSE shall have delivered to the Sponsor, at the cost of TSE, an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in comparable transactions to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration, which opinion shall be accepted by the Sponsor, (c) the Securities are sold or transferred to an “affiliate” (as defined in Rule 144 promulgated under the 1933 Act (or a successor rule) (“Rule 144”)) of TSE who agrees to sell or otherwise transfer the Securities only in accordance with this Agreement and who is an Accredited Investor, (d) TSE provides the Sponsor with reasonable assurance that the Securities can be sold, assigned or transferred pursuant to Rule 144, or (e) the Securities are sold pursuant to Regulation S under the 1933 Act (or a successor rule) (“Regulation S”), and TSE shall have delivered to the Sponsor, at the cost of the Seller, an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in corporate transactions, which opinion shall be accepted by the Sponsor; (ii) any sale of such Securities made in reliance on Rule 144 may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any re-sale of such Securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Sponsor nor any other person is under any obligation to register such Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder (in each case), except as required hereunder.

g.	Legends. TSE understands that the Preferred Stock and the conversion Common Stock shares shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such Securities):

“NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.”

The legend set forth above shall be removed and the Sponsor shall issue a certificate without such legend to the holder of any Security upon which it is stamped, if, unless otherwise required by applicable state securities laws, (a) such Security is registered for sale under an effective registration statement filed under the 1933 Act or otherwise may be sold pursuant to Rule 144 or Regulation S without any restriction as to the number of securities as of a particular date that can then be immediately sold, or (b) such holder provides the Sponsor with an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such Security may be made without registration under the 1933 Act, which opinion shall be accepted by the Sponsor so that the sale or transfer is effected. TSE agrees to sell all Securities, including those represented by a certificate(s) from which the legend has been removed, in compliance with applicable prospectus delivery requirements, if any.

h.	Authorization; Enforcement. This Agreement has been duly and validly authorized. This Agreement has been duly executed and delivered on behalf of TSE, and this Agreement constitutes a valid and binding agreement of TSE enforceable in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed this Agreement by their duly authorized representatives as of the date indicated below:

TSE:		Sponsor:

TRUE SPEED ENTEPRISES, INC.		AMERICAN REBEL HOLDINGS, INC.

By:	/s/ Jared Frood	By:	/s/ Charles A. Ross, Jr.

Print:	Jared Frood	Print:	Charles A. Ross, Jr.

Title:	Chief Operating Officer	Title:	CEO

Date:	12/31/2005	Date:	12/31/2025

Exhibit A

Eldora Speedway

Title sponsorship of one of our marquee racing events (event TBD)

Full-season video board advertising, both on-site and integrated into the live broadcast stream

Full branding presence across the facility, including but not limited to:

○	Billboard placement

○	Suite building branding

○	Live band stage branding

○	Ballroom staff attire during the sponsored racing event

Tony Stewart Racing Enterprises, LLC

Associate sponsorship Rico Abreu sprint car (center nose wing)

Tony Stewart

Associate sponsorship Tony Stewart (2/13 Daytona International Speedway NASCAR Truck race - upper chest on driver suit, portion of helmet visor

Tony Stewart Racing Nitro, LLC

Enhanced associate level sponsorship on Leah Pruett’s dragster (location to be agreed upon) with enhanced hospitality availability